EXHIBIT 10j

First Amendment to Lease

This First Amendment to Lease (this “Amendment”) is dated as of this 24th_ day of September 2009 (the “Effective Date”), between 30 SOUTH 15TH ASSOCIATES, L.P., a Delaware limited partnership, (“Landlord”) and UNITED BANK OF PHILADELPHIA, a corporation organized under the laws of Pennsylvania (“Tenant”).
Background

A.      The Multi-Employer Property Trust, a trust organized under 12 C.F.R. Section 9.18 (predecessor in title to Landlord) and Tenant entered into a lease dated January 25, 2005 (the “Original Lease”; the Original Lease together with this Amendment are, collectively, referred to as the “Lease”), pursuant to which Tenant leases from Landlord certain premises consisting of approximately 10,273 rentable square feet of office space (the “Original Premises”) on the twelfth (12th) floor (designated as Suite 1200) of the building located at 30 South 15th Street, Philadelphia, Pennsylvania (the “Building”).  The term of the Lease currently expires on March 31, 2015.
B.      Tenant desires to lease from Landlord certain additional space comprising of 2,673 rentable square feet, depicted on Exhibit “A” attached hereto, located on the first (1st) floor of the Building (the “Expansion Premises”), as an expansion of the Premises (the Expansion Premises together with the Original Premises, hereinafter referred to as the “Premises”).
C.      Landlord and Tenant desire to amend the Lease under the terms and conditions set forth below.
Now, Therefore, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, agree as follows:

Definitions.  All capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Lease.

Expansion Premises.

Lease of Expansion Premises.  Effective as of October 1, 2009 (the “Expansion Premises Commencement Date”), and continuing through the expiration of the Lease Term or earlier termination thereof as provided in the Original Lease or this Amendment, Landlord agrees to demise and lease the Expansion Premises unto Tenant, and Tenant agrees to lease and take the same from Landlord.
Modifications to and Additions of Certain Lease Terms.  From and after the Expansion Premises Commencement Date through the expiration of the Term: (i) the term “Premises” wherever it appears in the Lease and this Amendment shall mean and apply to the Original Premises and the Expansion Premises, and such space shall be subject to the terms of the Lease, including without limitation the covenants of Tenant to pay Base Rent, Use and Occupancy Taxes and Tenant’s proportionate share of increases in Operating Costs and Property Taxes over the Base Year amounts; (ii) all references to the rentable area of the Premises shall be deemed to be Twelve Thousand Nine Hundred Forty Six (12,946) square feet; (iii) “Tenant’s Pro Rata Share of Operating Costs” is 12,946/236,152 = five and four hundred eighty two thousandths percent (5.482%), which shall be final, conclusive and controlling during the Lease Term for all purposes; (iv) “Tenant’s Pro Rata Share of Property Taxes” is 12,946/236,152 = five and four hundred eighty two thousandths percent (5.482%), which shall be final, conclusive and controlling during the Lease Term for all purposes; and (v) “Tenant’s Pro Rata Share of Use and Occupancy Taxes” is 12,946/236,152 = five and four hundred eighty two thousandths percent (5.482%), which shall be final, conclusive and controlling during the Lease Term for all purposes.
Base Rent.
Original Premises.  Tenant shall continue to pay Landlord Base Rent for the Original Premises in equal monthly installments as provided in the Original Lease through the expiration of the Lease Term.
Expansion Premises.  Effective as of the Expansion Premises Commencement Date and through the expiration of the Lease Term, Tenant shall pay Landlord Base Rent for the Expansion Premises in equal monthly installments at the rate and in the amounts set forth below:
Lease Year (Period)	Base Rent/RSF	Annual Base Rent	Monthly Base Rent
10.1.09 – 9.30.10	$29.00	$77,517.00	$6,459.75
10.1.10 – 9.30.11	$30.00	$80,190.00	$6,682.50
10.1.11 – 9.30.12	$31.00	$82,863.00	$6,905.25
10.1.12 – 9.30.13	$32.00	$85,536.00	$7,128.00
10.1.13 – 9.30.14	$33.00	$88,209.00	$7,350.75
10.1.14 – 3.31.15	$34.00	$90,882.00	$7,573.50

Base Rent shall be paid in advance, without notice or demand, and without counterclaim or setoff, on the first day of each calendar month during the term of the Lease, in the same manner as is set forth in the Lease.
Notwithstanding anything to the contrary set forth in the Original Lease or this Amendment, (A) the Full Abatement Periods (as defined in the Original Lease) shall not apply to, nor have any effect on, Tenant’s obligation to pay Base Rent with respect to the Expansion Premises throughout the balance of the Lease Term as   provided above, and (B) in addition to Tenant’s obligation to make monthly payments of Base Rent and Additional Rent (as described in the Original Lease) with respect to the Expansion Premises, Tenant agrees to reimburse or pay Landlord, within five (5) days after its receipt of an invoice, for any and all expenses incurred by Landlord for Tenant’s electricity usage in the Expansion Premises during the Lease Term.
Condition of Expansion Premises.  Tenant agrees to accept the Expansion Premises in its present condition and without any additional representation and warranties made by Landlord in the Lease with respect to the Expansion Premises.  Landlord is leasing and Tenant is accepting the Expansion Premises in its “As-Is, Where-Is” condition, and Tenant acknowledges that, except as expressly set forth in the Lease and this Amendment, Landlord has not made, nor shall Landlord be deemed to have made, any representation or warranty, express or implied, with respect to said space.

Lease Security Deposit.  Upon execution of this Amendment, Tenant shall pay to Landlord the sum of $6,459.75 (i.e., one month’s Base Rent relating to the Expansion Premises) (the “Additional Lease Security Deposit”), which Additional Lease Security Deposit shall be combined with the original Lease Security Deposit (i.e., $14,339.40) and become a part thereof.  Following payment of the Additional Lease Security Deposit, the definition of “Lease Security Deposit” in Section 1 of the Original Lease is hereby deleted in its entirety and replaced with the following:
“Lease Security Deposit:  The cash sum of Twenty Thousand Seven Hundred Ninety Nine and 15/100 Dollars ($20,799.15).”

Confession of Judgment.  The Confession of Judgment provisions contained in the Original Lease are hereby confirmed and restated in their entirety as follows:

“CONFESSION OF JUDGMENT.  SUBSECTION (i) BELOW CONTAINS A WARRANT OF ATTORNEY AUTHORIZING ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOMEONE ACTING FOR LANDLORD) TO APPEAR FOR, AND CONFESS JUDGMENT AGAINST, TENANT, WITHOUT ANY PRIOR NOTICE OR AN OPPORTUNITY TO BE HEARD.  SUBSECTION (i) BELOW ALSO PERMITS LANDLORD TO EXECUTE UPON THE CONFESSED JUDGMENT WHICH COULD HAVE THE EFFECT OF DEPRIVING TENANT OF ITS PROPERTY WITHOUT ANY PRIOR NOTICE OR AN OPPORTUNITY TO BE HEARD.  TENANT HEREBY ACKNOWLEDGES THAT IT HAS CONSULTED WITH AN ATTORNEY REGARDING THE IMPLICATIONS OF THESE PROVISIONS AND TENANT UNDERSTANDS THAT IT IS BARGAINING AWAY SEVERAL IMPORTANT LEGAL RIGHTS.  ACCORDINGLY, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHTS THAT IT MAY HAVE UNDER THE CONSTITUTION AND/OR LAWS OF THE UNITED STATES OF AMERICA AND THE COMMONWEALTH OF PENNSYLVANIA TO PRIOR NOTICE AND/OR AN OPPORTUNITY FOR HEARING WITH RESPECT TO BOTH THE ENTRY OF SUCH CONFESSED JUDGMENT AND ANY SUBSEQUENT ATTACHMENT, LEVY OR EXECUTION THEREON.  TENANT EXPRESSLY WARRANTS AND REPRESENTS THAT THE FOLLOWING WARRANT OF ATTORNEY TO CONFESS JUDGMENT HAS BEEN AUTHORIZED EXPRESSLY BY ALL PROPER ACTION OF THE BOARD OF DIRECTORS OF TENANT.  NOTWITHSTANDING ANYTHING CONTAINED IN SUBSECTION (i) BELOW, THE SUBSECTION AND THE AUTHORITY GRANTED TO LANDLORD THEREIN IS NOT AND SHALL NOT BE CONSTRUED TO CONSTITUTE A “POWER OF ATTORNEY” AND IS NOT GOVERNED BY THE PROVISIONS OF 20 Pa.C.S.A. §§5601-5611.  FURTHERMORE, AN ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS SHALL NOT HAVE ANY FIDUCIARY OBLIGATION TO THE TENANT AND, WITHOUT LIMITING THE FOREGOING, SHALL HAVE NO DUTY TO: (1) EXERCISE THESE POWERS FOR THE BENEFIT OF THE TENANT, (2) KEEP SEPARATE ASSETS OF TENANT FROM THOSE OF SUCH ATTORNEY OR OTHER PERSON ACTING UNDER THESE SUBSECTIONS, (3) EXERCISE REASONABLE CAUTION OR PRUDENCE ON BEHALF OF TENANT, OR (4) KEEP A FULL AND ACCURATE RECORD OF ALL ACTIONS, RECEIPTS AND DISBURSEMENTS ON BEHALF OF TENANT.

(i)           CONFESSION OF JUDGMENT FOR POSSESSION.  TENANT COVENANTS AND AGREES THAT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, OR IF THIS LEASE IS TERMINATED OR THE LEASE TERM OR ANY EXTENSIONS OR RENEWALS THEREOF ARE TERMINATED OR EXPIRE, THEN LANDLORD MAY, WITHOUT LIMITATION, CAUSE JUDGMENTS IN EJECTMENT FOR POSSESSION OF THE LEASED PREMISES TO BE ENTERED AGAINST TENANT AND, FOR THOSE PURPOSES, TENANT HEREBY GRANTS THE FOLLOWING WARRANT OF ATTORNEY:  (a) TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY PROTHONOTARY, CLERK OF COURT, ATTORNEY OF ANY COURT OF RECORD AND/OR LANDLORD (AS WELL AS SOME ONE ACTING FOR LANDLORD) IN ANY ACTIONS COMMENCED FOR RECOVERY OF POSSESSION OF THE LEASED PREMISES TO APPEAR FOR TENANT AND CONFESS OR OTHERWISE ENTER JUDGMENT IN EJECTMENT FOR POSSESSION OF THE LEASED PREMISES AGAINST TENANT AND ALL PERSONS CLAIMING DIRECTLY OR INDIRECTLY BY, THROUGH OR UNDER TENANT, AND THEREUPON A WRIT OF POSSESSION MAY FORTHWITH ISSUE AND BE SERVED, WITHOUT ANY PRIOR NOTICE, WRIT OR PROCEEDING WHATSOEVER; AND (b) IF, FOR ANY REASON AFTER THE FOREGOING ACTION OR ACTIONS SHALL HAVE BEEN COMMENCED, IT SHALL BE DETERMINED THAT POSSESSION OF THE LEASED PREMISES SHOULD REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT TO COMMENCE ONE OR MORE FURTHER ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED PREMISES INCLUDING APPEARING FOR TENANT AND CONFESSING OR OTHERWISE ENTERING JUDGMENT FOR POSSESSION OF THE LEASED PREMISES AS HEREINBEFORE SET FORTH.
(ii)           Proceedings.  In any procedure or action to enter judgment by confession pursuant to Subsection (i) above: (a) if Landlord shall first cause to be filed in such action an affidavit or averment of the facts constituting the Event of Default or occurrence of the condition precedent, or event, the happening of which default, occurrence or Event of Default authorizes and empowers Landlord to cause the entry of judgment(s) by confession, such affidavit or averment shall be conclusive evidence of such facts, Events of Default, occurrences, conditions precedent or events; and (b) if a true copy of this Lease (and of the truth of which such affidavit or averment shall be sufficient evidence) be filed in such procedure or action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom, or practice to the contrary notwithstanding.
(iii)           Waivers by Tenant of Errors and Notice to Quit.  Tenant hereby releases to Landlord and to any attorneys who may appear for Landlord all errors in any procedure(s) or action(s) to enter judgment(s) by confession by virtue of the warrants of attorney contained in this Lease, and all liability therefor.  Tenant further authorizes the prothonotary, or any clerk of any court of record to issue a writ of execution or other process.  If proceedings shall be commenced to recover possession of the Premises either at the end of the Lease Term or sooner termination of this Lease, or for non-payment of Rent or for any other reason, Tenant specifically waives the right to the ten (10), fifteen (15) or thirty (30) days’ notice to quit required by 68 P.S. §250.501, as amended, and agrees that notice under either Pa.R.C.P. 2973.2 or Pa.R.C.P. 2973.3, as amended from time to time, shall be sufficient in either or any such case.
(iv)           Rights of Assignee of Landlord.  The right to enter judgment(s) against Tenant by confession and to enforce all of the other provisions of this Lease may at the option of any assignee of this Lease, be exercised by any assignee of the Landlord’s right, title and interest in this Lease in his, her or their own name, any statute, rule of court, custom, or practice to the contrary notwithstanding.”

Other Lease Provisions.
Definition of Manager.  The definition of “Manager” in Section 1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

“Manager:  GH Management, LLC, or its replacement as specified by written notice from Landlord to Tenant.”
Definition of Manager’s Address.  The definition of “Manager’s Address” in Section 1 of the Original Lease is hereby deleted in its entirety and replaced with the following:
“Manager’s Address:  30 South 15th Street - Suite 1000, Philadelphia, Pennsylvania 19102, which address may be changed by written notice from Landlord to Tenant.”
Designated Address of Landlord.  The designated address for Landlord as set forth on the signature page to the Original Lease is hereby deleted in its entirety and replaced with the following:
“30 South 15th Associates, L.P.
30 South 15th Street, Suite 1000
Philadelphia, PA 19102
Attention: David Dinenberg
Facsimile:  (215) 496-8350
with copies to:
The Union Labor Life Insurance Company
on behalf of Separate Account U
8403 Colesville Road
Silver Spring, MD 20910-6311
Attn: Kevin Justh, Assistant Vice President
Facsimile:  (202) 682-7932

with a copy to Manager at:
GH Management, LLC
30 South 15th Street, Suite 1000
Philadelphia, PA 19102
Attention: David Dinenberg
Facsimile:  (215) 496-8350”
Option to Extend.  Section 2.2.2 of the Original Lease is hereby deleted in its entirety and replaced with the following:
“2.2.2           Option to Extend.  While the Lease is in full force and effect, provided the Tenant is not in default of any of the terms, covenants and conditions thereof, beyond any applicable notice and cure periods, and further provided that United Bank of Philadelphia is itself occupying all of the Premises then demised to Tenant, in each case both as of the time of option exercise and as of the commencement of the herein additional term, Tenant shall have the right or option (the “Extension Option”) to extend the original term of this Lease for one (1) period of five (5) years (the “Option Period”).  Such extension of the Lease Term shall apply to the entire Premises (i.e., the Original Premises and the Expansion Premises) and be on the same terms, covenants and conditions as provided for in the original term except that (a) Tenant shall have no further option to extend the Lease Term, (b) the Base Rent shall be ninety-five percent (95%) of the fair market value of the Premises, with fair market value being determined by Landlord, taking into account new leases then currently being negotiated or executed in comparable space located in the Building, including provisions for subsequent increases and other adjustments, allowances for tenant improvements and other market incentives, or if no new leases are then being negotiated or executed in the Building, the fair market rental value shall be determined by Landlord taking into account new leases then being negotiated or executed for comparable space located elsewhere in similar office properties or equivalent buildings located in Philadelphia, Pennsylvania (the fair market rental value as determined by Landlord in accordance with this clause (b) is referred to herein as the “Fair Market Rental Value”), provided, however, that in no event shall the Base Rent on account of any additional term be less than the annual Base Rent payable for the Premises, respectively, as of the date immediately preceding the commencement of such additional term, and (c) Landlord shall have no obligation to prepare, refurbish or construct the Premises or any part thereof prior to the commencement of the Option Period or otherwise provide any amount of improvement allowance in respect of the Premises.  Notice (the “Option Notice”) of Tenant’s intention to exercise the Extension Option must be given to Landlord, in writing, at least twelve (12) months prior to the then current expiration of the Lease Term or the Extension Option shall lapse and be of no further force or effect, time being of the essence.  Notwithstanding anything in the foregoing to the contrary, if Tenant is not satisfied with Landlord’s determination of the Fair Market Rental Value, Tenant may vitiate its prior election to exercise the Extension Option by providing written notice of same to Landlord within three (3) business days following the date on which Tenant was provided with Landlord’s determination of said Fair Market Rental Value, in which case the Lease will then expire as originally scheduled (i.e., March 31, 2011); provided, however, that Tenant shall have no right to vitiate its prior election to exercise the Extension Option if the Base Rent applicable during the Option Period will be equal to the Base Rent payable for the Premises as of the date immediately preceding the commencement of such additional term.”
Early Termination Right.  Section 2.2.3 of the Original Lease is hereby deleted in its entirety.
Pre-Approved Subletting.  Section 4.16.8 of the Original lease is hereby deleted in its entirety and replaced with the following:
“Notwithstanding any contrary provision in the previous subparagraphs of this paragraph, Landlord shall: (a) consent to and approve a proposed sublet of the Premises to The African American Chamber of Commerce (the “AACC”); and/or (b) consent to and approve a proposed assignment or subletting of the Premises where (i) the assignment or subletting is to an affiliate or wholly-owned subsidiary of the Tenant or a reorganized entity under which no change of ownership has occurred, provided that Tenant has delivered to Landlord satisfactory evidence of the foregoing, (ii) the proposed assignee or subtenant has delivered to Landlord satisfactory evidence of financial worth (less goodwill) equal to or greater than that of Tenant as of the execution date of this Lease, and (iii) Tenant has satisfied the requirements of Section 4.16.2 hereof.  If the Premises is sublet to the AACC (as described in clause (a) above), Landlord hereby acknowledges and agrees that the AACC shall not be obligated to pay Use and Occupancy Taxes on the portion of the Premises that it occupies so long as (A) the AACC provides Landlord with a certificate (and such additional information as may be requested) evidencing the AACC’s status as a non-profit organization exempt from real estate and related taxes, and (B) such certificate (and any such additional information as may be requested), following submission by Landlord, is accepted and acknowledged by the City of Philadelphia to, in fact, exempt the AACC from application of Use and Occupancy Taxes.”

Tenant’s Work Performance.  The third and fourth sentences of Section 4.5 of the Lease are deleted in their entirety and replaced with the following:
“Any Tenant Alterations and/or Tenant’s Work to be performed under the Lease shall be performed by contractors employed by Tenant under one or more construction contracts, in form and content approved in advance in writing by Landlord, and all such contractors and any subcontractors at any tier performing (a) any construction, repair or restoration including, without limitation, refurbishment or renovation, improvements, build-out, alterations, additions, remodeling, painting and installations of fixtures, mechanical, electrical, plumbing, data, security, telecommunication, or elevator equipment or with respect to any other construction work and transportation of major construction materials, in, on, or to the Premises (or any part thereof) shall have collective bargaining agreements with unions affiliated with the Building and Construction Trades Department of the AFL-CIO as of January 1, 2001 and (b) any maintenance or operational services in, on, or to the Premises (or any part thereof) shall have collective bargaining agreements with unions affiliated with the AFL-CIO  on June 1, 2005.   Tenant agrees that in the event a disagreement arises relating to the jurisdiction over work performed by any such contractor in the Premises, Tenant shall use its best efforts to resolve any such disagreement promptly and, if necessary, strongly encourage the parties involved to enter into binding arbitration on an expedited basis.  In addition, all such contracts shall require that all contractors and subcontractors affirmatively agree to pay prevailing wages and fringe benefits to the appropriate employee benefit plan(s) in accordance with applicable collective bargaining agreement(s).  If Tenant or any contractor utilizes workers who are members of the International Union of Bricklayers & Allied Craftworkers, Tenant shall (or shall cause such contractor(s) to) obtain a bond or surety which, in total, is sufficient to cover all wages and fringe benefits to be paid during the course of the services to such members.  The bond shall be payable to the Bricklayers & Trowel Trades International Pension Fund and the applicable local union(s).”
Landlord’s Authorized Agents.  The following provision is hereby added to the Lease:
“6.11  Landlord’s Authorized Agents.  Notwithstanding anything contained in the Lease to the contrary, including without limitation, the definition of Landlord’s Agents, only officers or authorized signatories of 30 South 15th Associates, L.P., are authorized to amend, renew or terminate this Lease, or to compromise any of Landlord’s claims under this Lease or to bind Landlord in any manner.  Without limiting the effect of the previous sentence, no property manager or broker shall be considered an authorized agent of Landlord to amend, renew or terminate this Lease, to compromise any of Landlord’s claims under this lease or to bind Landlord in any manner.”

Mutual Representations and Warranties.  Landlord and Tenant represent and warrant to each other respectively that:
they have the requisite power and authority to enter into this Amendment;
they have received all necessary and appropriate approvals and authorizations to execute and perform their respective obligations set forth in this Amendment;
the signatories executing this Amendment on behalf of Landlord and Tenant have been duly authorized and empowered to execute this Amendment on behalf of Landlord and Tenant, respectively;
this Amendment is valid and shall be binding upon and enforceable against Landlord and Tenant and their respective successors and assigns and shall inure to the benefit of Landlord and Tenant and their respective successors and assigns;
the Lease remains in full force and effect free from default and free from the occurrence of an event which but for the passage of time or the service of notice or both would constitute an Event of Default thereunder by either party thereto; and
neither party has assigned its rights under the Lease.

Ratification of Lease.  Except as herein modified and amended, each and every covenant, condition, warranty and agreement of the Original Lease is hereby ratified and affirmed in its entirety and shall apply with full force and effect during the full term of the Lease.

Final Agreement.  This Amendment and the Original Lease cover in full, each and every final agreement of every kind or nature whatsoever between Landlord and Tenant concerning the Premises, and all preliminary negotiations and agreements whatsoever of every kind or nature are merged in the Lease.  Neither the Lease nor this Amendment may be changed or modified in any manner other than by written amendment or modification executed by Landlord and Tenant.  Except as expressly provided for herein or where the context requires, in order to conform the terms and conditions of the Lease to the above, the terms and conditions of the Lease shall remain unmodified and are hereby ratified and confirmed.

Brokers.  Except for the brokerage commissions, if any, payable by Landlord to Jones Lang LaSalle Americas, Inc. (the “Broker”) with respect to this Amendment to Lease, Tenant and Landlord warrant to one another that each has had no dealings with any broker or agent, other than Broker, in connection with the negotiation or execution of this Amendment, and each of Tenant and Landlord will indemnify the other and hold the other harmless from and against any and all costs, expenses or liability for commissions or other compensation or charge claimed by any other broker or agent, other than Broker, with respect to this Amendment due to a misrepresentation by such party.

No Presumption.  This Amendment is the product of negotiations between the parties.  As such, this Amendment shall not be construed against one party or another merely because such party drafted some part or all of this Amendment.

Counterparts.  This Amendment may be executed simultaneously or in two (2) or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.  Telecopied signatures may be relied upon as originals.

Headings.  The marginal or topical headings of the several articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such articles, sections, paragraphs and clauses.

[Signatures follow on the next page]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date and year first above written.

Tenant:

UNITED BANK OF PHILADELPHIA, a
Pennsylvania corporation

By:	_________________________________
Name:
Title:

Landlord:

30 SOUTH 15TH ASSOCIATES L.P., a
Delaware limited partnership

By: USA South 15th, LLC, its general partner
By: The Union Labor Life Insurance Company, on behalf of its Separate Account U, its managing member

By:	______________________________
Name:
Title:

Exhibit “A”
Depiction of Expansion Premises